2
744378
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     _______________________




                            Form 8-K




                         Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



               Date of Report:  September 6, 2006
                (Date of earliest event reported)




                      Harold's Stores, Inc.
      (Exact name of registrant as specified in its charter)



                  (Commission File No. 1-10892)





         Oklahoma                           73-1308796
     (State or other                     (I.R.S. Employer
       jurisdiction                    Identification No.)
    of incorporation)


    5919 Maple Avenue
      Dallas, Texas                           75235
(Address of principal                       (Zip Code)
executive offices)

  Registrant's telephone number,           (214) 366-0600
       including area code:

Item   5.02.   Departure  of  Directors  or  Principal  Officers;
Election of Directors; Appointment of Principal Officers

      On September 6, 2006, Harold's Store's Inc. (the "Company") notified its employees that effective September 18, 2006 Leonard
M. Snyder will be relinquishing his position as Interim Chief Executive Officer at the Company. Mr. Snyder has served in such capacity since July 29, 2005. He has been commuting between Tucson, Arizona and the Company's Dallas, Texas headquarters since that time, and family commitments will prohibit him from continuing to do this. The Company's board did not request his resignation and did not have concerns about his performance. Mr. Snyder will not receive any severance payments as a result of his resignation. Mr. Snyder will continue to serve as a director of the Company.

       Effective September 18, 2006, the Board of Directors has appointed Clark J. Hinkley to replace Mr. Snyder as the Company's Interim Chief Executive Officer. Mr. Hinkley, age 64, previously served as Chief Executive Officer at the Company from 2001 through 2004 and has been a board member since 2001. Additionally, Mr. Hinkley has been serving as a merchandising consultant to the Company since January 2006. Mr. Hinkley has been paid $210,000 per year as a merchandising consultant and will be paid at this same rate until the Board of Directors and Compensation Committee meet on September 21, 2006.





                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HAROLD'S STORES, INC.


                              By  /s/ Jodi Taylor
                              :
Date:  September 6, 2006            Jodi  Taylor, Chief Financial
                              Officer